UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 7, 2008

(Date of earliest event reported)

MF Global Ltd.

(Exact name of registrant as specified in its charter)

Bermuda

(State or other jurisdiction of incorporation)

001-33590	98-0551260
(Commission File Number)	(IRS Employer Identification No.)

Clarendon House 2 Church Street Hamilton HM 11, Bermuda	N/A
(Address of Principal Executive Offices)	(Zip Code)

(441) 295-5950
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant

Item 3.02	Unregistered Sales of Equity Securities

On August 12, 2008, the Company completed the issuance and sale of $60 million aggregate principal amount of its 9.00% Convertible Senior Notes due 2038. The Notes were issued and sold pursuant to the Option described in the Current Reports on Form 8-K filed by the Company on June 26, 2008 and on July 18, 2008, and the descriptions in those prior reports are incorporated by reference into this report. The terms of Notes issued and sold are described in the Current Report on Form 8-K filed by the Company on June 26, 2008, and the description in that prior report is incorporated by reference into this report.

Item 8.01	Other Events.

On August 7, 2008, the Company announced the exercise of the initial purchaser’s option to purchase an additional $60 million of Notes in an unregistered offering pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The press release announcing the exercise was issued pursuant to and in accordance with Rule 135c under the Securities Act and a copy of this press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Exhibits

(a)	None
(b)	None
(c)	None
(d)	Exhibits:

Exhibit No.	Exhibit Description

Exhibit No.	Description

Exhibit 99.1	Press Release, dated August 7, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MF GLOBAL LTD.

Date: August 12, 2008	By:	/s/ Howard Schneider
Howard Schneider General Counsel

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